UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 16, 2008

STARTALE GROUP, INC.

(Exact Name of small business issuer as specified in its charter)

Nevada

(State of Incorporation)

333-146441

(Commission File No.)

75-3260541

(IRS Employer ID Number)

2nd Floor, 2810 Matheson Blvd., Mississauga, ON, L4W 4X7

(Address of principal executive offices)

(905) 212-7467

(Registrant's telephone number, including area code)

4320 Winfield Road, Suite 200, Warrenville, Illinois 60555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

Item 5.01  Changes in Control of Registrant.

On April 14, 2008, Generation Energy Inc. purchased 5,000,000 shares of our common stock from Serge Wilson and Anatoli Nem for $62,500.  In addition Generation Energy Inc. purchased 456,000 shares of our common stock, KY-TENN Oil, Inc. purchased 500,000 shares of our common stock, and Bill Akrivos, purchased 44,000 shares of our common stock from Vladimir Nemchaninov for an aggregate purchase price of $12,500.

William Goodwin and Charles Murchison, who were appointed as our directors on that same date, owns 57% of KY-TENN Oil, Inc. (See Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers below).

The following table sets forth information regarding the beneficial ownership of our common stock on April 15, 2008 (after giving effect to the above transaction) based on 10,500,000 shares outstanding on such date, by (i) each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) by our directors and executive officers as a group. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at our address as indicated below.

Title of Class	Name of Beneficial Owner	Shares of Common Stock	Percent of Class

Common Stock	Generation Energy Inc.(1) P.O Box 8052 Webster, New York 14580	5,456,000	51.96%

Common Stock	KY-TENN Oil, Inc.(2) 2230 Rugby Pike, P.O. 499 Helenwood, TN 37755	500,000	4.76%

Common Stock	Bill Akrivos	44,000	0.42%
	Director and Sole Officer 2nd Floor, 2810 Matheson Blvd., Mississauga, ON, L4W 4X7

Common Stock	William Goodwin (2)	0	0.0%
	Director 2230 Rugby Pike, P.O. 499 Helenwood, TN 37755

Common Stock	Charles Murchison (2)	0	0.0%
	Director 2230 Rugby Pike, P.O. 499 Helenwood, TN 37755

Common Stock	Directors and Officers	5,044,000	5.18%

as a Group (3 persons)

(1)

Lisa McKelvie, owns beneficially 100% of Generation Energy, Inc.. She is the sole director and officer of Generation Energy Inc.

(2)

William Goodwin and Charles Murchison, our directors, own beneficially 12.50% and 12.5% of KY-TENN Oil, Inc., respectively.  William is a director and president of KY-TENN Oil, Inc. and Charles is the director, secretary, and treasurer of KY-TENN Oil, Inc..

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 14, 2008, Vladimir Nemchaninov, Serge Wilson, and Anatoli Nem resigned all their office and director positions.  Bill Akrivos was appointed as sole officer and director, and William Goodwin and Charles Murchison were appointed as directors.

Bill Akrivos, Sole Officer and Director

Mr. Akrivos, age 37, has been the President and CEO of Magellan Energy Ltd. since 2006. He is responsible for day to day operations of the company including research, development and technical assessment of developmental properties. Magellan Energy is an oil and gas company primarily seeking projects in the United States that require work over procedures to ensure the property and well(s) return to production of oil and gas.  Since his election into Magellan, Mr. Akrivos has brought several properties into the company. With proper technical assessment and work over procedures, he had three wells come back as producing properties and revenue generating for Magellan Energy.

He was President and CEO of Dunwynn Exploration Inc. from 2004 to 2006 and was responsible for research and development of oil and gas properties throughout North America. Before entering into the oil and gas industry, he pursued several years in the law enforcement industry by acquiring several licenses.  His experience in this field ranged from mobile security patrol to the supervision and training to new recruits.  He has also worked in the field of private investigations and investigated minor incidents of theft, vandalism, assault and injury claims.  He enrolled and obtained a graduating certificate in “Police Tactical Defence Training” and “Non Violent Crisis Intervention Training” from the Crisis Prevention Institute Inc.  Mr. Akrivos continued Law Enforcement by engaging with the Metro Toronto Police as a Municipal Law Enforcement Officer.

William D. Goodwin, Director

William D. "Bill" Goodwin, age 70, has more than 31 years experience in the oil and gas business in Tennessee, Kentucky and Texas.

He recently completed serving his seventh term as the President of the Tennessee Oil & Gas Association. He is now the Past President and Director. In 2005 he received the associations Distinguished Service award.

In 1981 he was named the Outstanding Oil Man of the Year by the association.  Bill is a founder of the National Association of Royalty Owners and has served on its board of governors for more than 15 years.  He is a member of the Independent Petroleum Association of America (IPAA) and served on the Producers Advisory Board for the Appalachian Regional Petroleum Technology Transfer Council.

Bill worked his way through the University of Kansas as a telephone lineman, pipeliner and salesman. Upon graduation, he became manager-editor of a Kansas semi-weekly newspaper.  Four years later he became manager, then director of Public Relations and Publications for a national organization, the U.S. Jaycees.

He served as an account executive with Carl Byoir & Associates, a New York PR firm, before joining Nashville-based Holder-Kennedy & Co.  While there he handled the Brock for U.S. Senate campaign and went to Washington, D.C. as Brock's press secretary.

Bill served as a campaign consultant to the National Republican Senatorial Committee before returning to Tennessee where he managed a drilling company.  He sold his interest in the firm to run for Congress in Nashville, a race he lost by a close margin in a heavily Democratic district.  In 1980 he served as U.S. Senator Bob Dole's presidential campaign.

Goodwin broke into the oil business in 1974 when he joined the management team of a Tennessee-based drilling company.  Goodwin founded and served as president of a publicly-owned oil company, where he was involved in every phase of the operation from leasing to designing stimulation programs to production. He also served as CEO of a public company that he helped shareholders rebuild and sell.

He spent one year in Midland, Texas, where he served as a consultant to a firm that bought and sold oil and gas properties for independents and major oil companies throughout the United States and Canada.

He also developed a management consulting practice, called Target Market Development with partner Charles "Chuck" Murchison.  The two also formed an oil and gas operating company, called TMD Energy.

Charles Murchison, Director

Charles "Chuck" Murchison, age 64, has more than six years experience in the oil business, the last two years as the "hands on" manager of KTO's field operations.

Prior to becoming active in the oil business, Murchison was a business consultant, specializing in strategic planning and marketing, with more than 30 years experience.

He also served as press secretary to U.S. Senator Bill Brock and later as a consultant to a national political campaign committee and major policy committee of the Senate, specializing in strategy, commitment tactics, media and efficiency.

After serving as Executive Assistant for U.S. Senator William V. Roth, Chuck was appointed Assistant Administrator of the Federal Aviation Administration where he spearheaded tactical strategies and negotiation support for the President's position before, during and after the air controllers strike.

He has published numerous articles on marketing, sales, personality traits, and has produced both informational videos and commercials.  Chuck received his MBA from the University of Michigan and his Bachelors degree at Memphis State University, where he was a starting linebacker.

Item 9. Financial Statements and Exhibits

(c)  Exhibits

Number

Exhibit

10.3

Stock Purchase Agreement made as of the 14th day of April, 2008, by and between Anatoli Nem and Generation Energy, Inc.

10.4

Stock Purchase Agreement made as of the 14th day of April, 2008, by and between Serge Wilson and Generation Energy, Inc.

10.5

Stock Purchase Agreement made as of the 14th day of April, 2008, by and between Vladimir Nemchaninov and Generation Energy, Inc., Ky-Tenn Oil, Inc. and Bill Akrivos

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STARTALE GROUP INC.

By:  /s/ Bill Akrivos

Bill Akrivos

President

Date: April 18, 2008